Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL PRESIDENT & CEO NAVEEN ANAND TO PRESENT AT THE

2019 CFANY INSURANCE INDUSTRY CONFERENCE

FORT WORTH, Texas, (March 11, 2019) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL), announced today that Naveen Anand, President and Chief Executive Officer, will present at the 23rd Annual Insurance Industry Conference in New York City, sponsored by the CFA Society of New York, on Monday, March 18, 2019, at 11:20 a.m. ET.

Mr. Anand will be presenting the Q4 2018 Investor Presentation, which is available on Hallmark Financial’s website, www.hallmarkgrp.com, under Investors / Presentations.

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries and offices in Dallas-Fort Worth, San Antonio, Chicago, Jersey City and Atlanta, Hallmark Financial markets, underwrites and services over $650 million annually in commercial and personal insurance premiums in select markets. Hallmark Financial is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL".

Media Contact:

Blake Zipoy

Director of Corporate Communications

bzipoy@hallmarkgrp.com